EXHIBIT 99.1

1 Helen of Troy Plaza

El Paso, TX 79912

915-225-8000

Immediate release

HELEN OF TROY LIMITED REPORTS RECORD

NET SALES REVENUE AND RECORD OPERATING INCOME

FOR THE SECOND QUARTER AND FISCAL YEAR-TO-DATE PERIODS

EL PASO, Texas, Oct. 10 — Helen of Troy Limited (NASDAQ, NM:  HELE), designer, developer and worldwide marketer of brand-name household, personal care and healthcare/home environment consumer products, today reported record net sales revenue and record operating income for the three and six month periods ended August 31, 2012.

Fiscal 2013 second quarter net sales revenue increased $9,991,000, or 3.6 percent, to $287,411,000 from $277,420,000 in the same period of the prior year.  Net sales revenue for the six months ended August 31, 2012 was $587,622,000 versus net sales revenue of $548,887,000 in the same period of the prior year, an increase of $38,735,000, or 7.1 percent.

Housewares.  Fiscal 2013 second quarter net sales revenue in the Housewares segment increased $722,000, or 1.1 percent, to $64,570,000 compared to $63,848,000 for the same period last year, a modest gain that resulted from the acceleration into the first fiscal quarter of certain sales that have historically occurred in the second quarter of the fiscal year, as well as a difficult retail environment.  For the six months ended August 31, 2012, net sales revenue in the Housewares segment increased $8,025,000, or 6.9 percent, to $124,819,000 compared to $116,794,000 for the same period last year.

Personal Care.  Fiscal 2013 second quarter net sales revenue in the Personal Care segment decreased $2,932,000, or 2.5 percent, to $112,364,000 compared to $115,296,000 for the same period last year, resulting from a difficult retail environment in the U.S., challenging macroeconomic conditions internationally, increased competitive trade promotional activities, the impact of foreign currency fluctuations, and the impact of inventory reductions and shifts in category emphasis by certain retailers.  For the six months ended August 31, 2012, net sales revenue in the Personal Care segment decreased $8,098,000, or 3.4 percent, to $229,916,000 compared with $238,014,000 for the same period last year.

Healthcare/Home Environment.  Fiscal 2013 second quarter net sales revenue in the Healthcare/Home Environment segment increased $12,201,000, or 12.4 percent, to

$110,477,000 compared to $98,276,000 for the same period last year, reflecting the addition of $26,252,000 of net sales revenue from our recent acquisition of the PUR® water filtration business on December 30, 2011. For the six months ended August 31, 2012, net sales revenue in the Healthcare/Home Environment segment increased $38,808,000, or 20.0 percent, to $232,887,000 compared with $194,079,000 for the same period last year, reflecting the addition of $50,543,000 of net sales revenue from PUR®.  The core business in this segment was negatively impacted by the difficult retail environment in the U.S. and Europe, as well as the impact of high inventory levels at retail due to the warm winter and mild cold and flu season experienced last year.

Net income for the second quarter of fiscal 2013 was $22,968,000, or $0.72 per fully diluted share, compared to $23,593,000, or $0.74 per fully diluted share, in the prior year second quarter, a decrease in net income of $625,000 or 2.6 percent.  For the six month period ended August 31, 2012, net income was $46,440,000, or $1.46 per fully diluted share, compared to $48,198,000, or $1.52 per fully diluted share, in the same period last year, a decrease in net income of $1,758,000 or 3.6 percent.

Consolidated gross profit margin as a percentage of net sales revenue for the fiscal quarter ended August 31, 2012 increased 0.2 percentage points to 40.7 percent compared to 40.5 percent for the same period last year.  The consolidated gross profit margin as a percentage of net sales revenue for the six months ended August 31, 2012 of 40.5 percent was unchanged compared to the same period last year.

Selling, general and administrative expense as a percentage of net sales revenue increased by 0.5 percentage points to 30.0 percent for the three months ended August 31, 2012 compared to 29.5 percent for the same period last year.  Selling, general and administrative expense as a percentage of net sales revenue increased by 0.6 percentage points to 30.0 percent for the six months ended August 31, 2012 compared to 29.4 percent for the same period last year.  The factors that contributed to the increase in SG&A include additional advertising spending, transition service fees incurred in connection with the PUR® acquisition, higher depreciation expense resulting from of an upgrade of our enterprise resource planning system, higher amortization as a result of the PUR® acquisition and higher incentive compensation expenses under new performance compensation arrangements.

Operating income for the second quarter of fiscal 2013 was a record $30,841,000 compared to $30,349,000 in the same period last year, an increase of 1.6%.  Operating income for the six month period ended August 31, 2012 was a record $61,989,000 compared to $61,003,000 in the same period last year, an increase of 1.6%.  EBITDA without share-based compensation for the second quarter of fiscal 2013 was $41,079,000 compared to $36,895,000 in the same period last year, an increase of $4,184,000 or 11.3%.  EBITDA without share-based compensation for the six month period ended August 31, 2012 was

$82,925,000 compared to $75,148,000 in the same period last year, an increase of $7,777,000 or 10.3%.

Net income and earnings per fully diluted share were unfavorably impacted by a year-over-year increase in tax expense of $1,941,000, to $4,774,000 for the fiscal second quarter, which equates to 17.2 percent of pretax earnings compared to 10.7 percent for the same period last year.  For the six month period ended August 31, 2012, tax expense of $9,161,000 equates to 16.5 percent of pre-tax earnings, compared to 10.4 percent for the same period last year.  The increase in tax expense as a percentage of pre-tax earnings is due to an increase in the proportion of taxable income in higher tax rate jurisdictions, resulting primarily from the Kaz and PUR® acquisitions.

Gerald J. Rubin, Chairman, Chief Executive Officer and President, commenting on the Company’s fiscal 2013 second quarter results, stated “During the second quarter, we achieved record net sales revenue and record operating income. Similar to other global consumer products companies, we faced many challenges in light of continuing consumer uncertainty and global economic problems.  We are pleased that we were able to achieve growth in net sales revenue, operating income and EBITDA without share-based compensation, in a challenging retail sales environment.

“As a Company, we continue to have a very strong balance sheet and generate a significant amount of cash, which can be used to further innovate our businesses and make future acquisitions.  We are firmly committed to executing our strategic vision for Helen of Troy, even as the worldwide economic environment remains challenging.

“Under our previously approved share repurchase program, our Board of Directors has authorized us to purchase up to 3,019,071 shares of our outstanding common stock.  We will continue to be opportunistic in both exploring future business acquisitions as well as repurchasing our common stock.  As of August 31, 2012, our stockholder equity was $26.81 per share.

“Based on our results for the second quarter of fiscal 2013 and our outlook for a continuingly challenging retail sales environment, we are adjusting our expectations for the full fiscal year.  While we still expect net sales revenue for fiscal year 2013 to be in the range of $1.3 billion to $1.325 billion, we now expect earnings per fully diluted share to be in the range of $3.50 to $3.60 for fiscal year 2013, ending February 28, 2013,” Rubin concluded.

The Company will conduct a teleconference in conjunction with today’s earnings release.  The teleconference begins at 11 a.m. ET today, Wednesday, October 10, 2012.  Members of the news media, investors and the general public are invited to access a live broadcast of the conference call via the Investor Relations page of the Company’s website at www.hotus.com.  The event will be archived and available for replay through November 30, 2012.

About Helen of Troy Limited: Helen of Troy Limited is a leading global consumer products company offering creative solutions for its customers through a strong portfolio of well-recognized and widely-trusted brands, including: Housewares: OXO®, OXO Good Grips®, OXO Soft Works®, OXO tot® and OXO Steel®; Personal Care: Revlon®, Vidal Sassoon®, Dr. Scholl’s®, Pro Beauty Tools®, Sure®, Pert Plus®, Infusium23®, Brut®, Ammens®, Hot Tools®, Bed Head®, Karina®, Ogilvie® and Gold ‘N Hot®; and Healthcare/Home Environment: Vicks®, Braun®, Honeywell®, PUR®, Febreze®, Stinger®, Duracraft® and SoftHeat®. The Revlon® trademark is used under license from Revlon.  The Vidal Sassoon®, Vicks®, Braun® and Febreze® trademarks are used under license from The Procter & Gamble Company.  The Dr. Scholl’s® trademark is used under license from Merck.  The Honeywell® trademark is used under license from Honeywell. The Bed Head® trademark is used under license from Unilever.

For more information, please visit www.hotus.com.

The Company reports and discusses its operating results using financial measures consistent with accounting principles generally accepted in the United States of America (“GAAP”). To supplement its presentation, the Company discloses certain financial measures that may be considered non-GAAP financial measures, such as EBITDA and EBITDA without share-based compensation, which are presented in an accompanying table to this press release along with a reconciliation of these financial measures to their corresponding GAAP based measures presented in the Company’s consolidated condensed statements of income.

This press release may contain forward-looking statements, which are subject to change. The forward-looking statements are made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Any or all of the forward-looking statements may turn out to be wrong. They can be affected by inaccurate assumptions or by known or unknown risks and uncertainties. Many of these factors will be important in determining the Company’s actual future results. Consequently, no forward-looking statement can be guaranteed. Actual future results may vary materially from those expressed or implied in any forward-looking statements. The forward-looking statements are qualified in their entirety by a number of risks that could cause actual results to differ materially from historical or anticipated results. Generally, the words “anticipates”, “estimates”, “believes”, “expects”, “plans”, “may”, “will”, “should”, “seeks”, “project”, “predict”, “potential”, “continue”, “intends”, and other similar words identify forward-looking statements. The Company cautions readers not to place undue reliance on forward-looking statements. The Company intends its forward-looking statements to speak only as of the time of such statements, and does not undertake to update or revise them as more information becomes available. The forward-looking statements contained in this press release should be read in conjunction with, and are subject to and qualified by, the risks described in the Company’s Form 10-K for the year ended February 29, 2012 and in our other filings with the SEC. Investors are urged to refer to the risk factors referred to above for a description of these risks. Such risks include, among others, the departure and recruitment of key personnel, the Company’s ability to deliver products to our customers in a timely manner, the Company’s geographic concentration of certain U.S. distribution facilities, which increases our exposure to significant shipping disruptions and added shipping and storage costs, the Company’s projections of product demand, sales, net income and earnings per share are highly subjective and our future net sales revenue, net income and earnings per share could vary in a material amount from such projections, expectations regarding acquisitions and the integration of acquired businesses, the Company’s relationship with key customers and licensors, the costs of complying with the business demands and requirements of large sophisticated customers, the Company’s dependence on foreign sources of supply and foreign manufacturing, the impact of changing costs of raw materials and energy on cost of goods sold and certain operating expenses, circumstances that may contribute to future impairment of goodwill, intangible or other long-lived assets, the risks associated with the use of trademarks licensed from and to third parties, our dependence on the strength of retail economies and vulnerabilities to an economic downturn, the Company’s ability to develop and introduce innovative new products to meet changing consumer preferences, disruptions in U.S., European and other international credit markets, exchange rate risks, trade barriers, exchange controls, expropriations, and other risks associated with foreign operations, the Company’s leverage and the constraints it may impose, the costs, complexity and challenges of upgrading and managing our global information systems, the risks associated with information security breaches, the risks associated with tax audits and related disputes with taxing authorities, potential changes in laws, including tax laws, and the Company’s ability to continue to avoid classification as a controlled foreign corporation.

HELEN OF TROY LIMITED AND SUBSIDIARIES

Consolidated Condensed Statements of Income

(unaudited)

(in thousands, except per share data)

	Three Months Ended August 31,				Six Months Ended August 31,
	2012		2011		2012		2011
Sales revenue, net	$287,411	100.0%	$277,420	100.0%	$587,622	100.0%	$548,887	100.0%
Cost of goods sold	170,381	59.3%	165,138	59.5%	349,444	59.5%	326,692	59.5%
Gross profit	117,030	40.7%	112,282	40.5%	238,178	40.5%	222,195	40.5%

Selling, general and administrative expense	86,189	30.0%	81,933	29.5%	176,189	30.0%	161,192	29.4%
Operating income	30,841	10.7%	30,349	10.9%	61,989	10.5%	61,003	11.1%

Other income (expense):
Nonoperating income (expense), net	31	0.0%	(658)	-0.2%	54	0.0%	(515)	-0.1%
Interest expense	(3,130)	-1.1%	(3,265)	-1.2%	(6,442)	-1.1%	(6,694)	-1.2%
Total other expense	(3,099)	-1.1%	(3,923)	-1.4%	(6,388)	-1.1%	(7,209)	-1.3%
Income before income taxes	27,742	9.7%	26,426	9.5%	55,601	9.5%	53,794	9.8%

Income tax expense	4,774	1.7%	2,833	1.0%	9,161	1.6%	5,596	1.0%
Net income	$22,968	8.0%	$23,593	8.5%	$46,440	7.9%	$48,198	8.8%

Diluted earnings per share	$0.72		$0.74		$1.46		$1.52

Weighted average shares of common stock used in computing diluted earnings per share	31,846		31,731		31,843		31,696

HELEN OF TROY LIMITED AND SUBSIDIARIES

Selected Consolidated Balance Sheet Information

(unaudited)

(in thousands)

	8/31/2012	8/31/2011

Cash and cash equivalents	$21,767	$25,138

Receivables	208,284	200,649

Inventory	318,697	257,610

Total assets, current	574,149	528,310

Total assets	1,509,062	1,283,006

Total liabilities, current	401,088	341,633

Total long-term liabilities	255,614	215,528

Stockholders’ equity	852,360	725,845

SELECTED OTHER DATA (in thousands)(unaudited)

Reconciliation of Non-GAAP Financial Measure - EBITDA (Earnings Before Interest, Taxes, Depreciation and Amortization) and EBITDA without share-based compensation

	Three Months Ended August 31,		Six Months Ended August 31,
	2012	2011	2012	2011

Net income	$22,968	$23,593	$46,440	$48,198

Interest expense, net	3,115	3,175	6,400	6,500

Income tax expense	4,774	2,833	9,161	5,596

Depreciation and amortization	8,695	6,597	17,795	13,691

EBITDA (Earnings before interest, taxes, depreciation and amortization)	$39,552	$36,198	$79,796	$73,985

EBITDA without share-based compensation

EBITDA, as calculated above	$39,552	$36,198	$79,796	$73,985

Add: Share-based compensation	1,527	697	3,129	1,163

EBITDA without share-based compensation	$41,079	$36,895	$82,925	$75,148

The above table of SELECTED OTHER DATA and the accompanying press release include non-GAAP measures. EBITDA and EBITDA without share-based compensation that are discussed in the accompanying press release or in the preceding table may be considered non-GAAP financial information as contemplated by SEC Regulation G, Rule 100. Accordingly, we are providing the preceding table that reconciles these measures to their corresponding GAAP based measures presented in our Consolidated Condensed Statements of Income in the accompanying table to the press release. The Company believes that these non-GAAP measures provide useful information to management and investors regarding financial and business trends relating to its financial condition and results of operations.  The Company believes that these non-GAAP measures, in combination with the Company’s financial results calculated in accordance with GAAP, provides investors with additional perspective. The Company further believes that the items excluded from certain non-GAAP measures do not accurately reflect the underlying performance of its continuing operations for the period in which they are incurred, even though some of these excluded items may be incurred and reflected in the Company’s GAAP financial results in the foreseeable future.  The material limitation associated with the use of the non-GAAP financial measures is that the non-GAAP measures do not reflect the full economic impact of the Company’s activities.  These non-GAAP measures are not prepared in accordance with GAAP, are not an alternative to GAAP financial information, and may be calculated differently than non-GAAP financial information disclosed by other companies.  Accordingly, undue reliance should not be placed on non-GAAP information.

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2012